                                                 Exhibit 99.1

PrimaLoft Technologies
Holdings, Inc. and
Subsidiaries

Consolidated Financial Report
December 31, 2021

1

Contents

Independent auditor's report	1-2

Financial statements

Consolidated balance sheets	3

Consolidated statements of income	4

Consolidated statements of changes in stockholder's (deficit) equity	5

Consolidated statements of cash flows	6

Notes to consolidated financial statements	7-17

2

Independent Auditors Report

Board of Directors
PrimaLoft Technologies Holdings, Inc.

Opinion
We have audited the consolidated financial statements of PrimaLoft Technologies Holdings, Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, the related consolidated statements of income, changes in stockholder’s (deficit) equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable).

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ RSM US LLP

New York, New York
September 22, 2022

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets
December 31, 2021 and 2020
(In Thousands, Except Share-Related Amounts)

	2021	2020
Assets

Current assets:
Cash	$6,946	$4,167
Accounts receivable, net of allowance f or doubtful accounts of	1,909	1,752
$66 and $65, respectively
Other receivables	427	175
Inventories	1,328	1,086
Prepaid expenses and other current assets	3,214	1,757
Total current assets	13,824	8,937

Property and equipment, net	696	700
Intangible assets, net	43,441	48,089
Goodwill	61,872	61,872
Other assets	113	150
Total assets	$119,946	$119,748

Liabilities and Stockholder's (Deficit) Equity

Current liabilities:
Line of credit	$5,500	$—
Current maturities of long-term debt	470	676
Accounts payable and accrued expenses	10,179	3,580
Total current liabilities	16,149	4,256

Long-term liabilities:
Long-term debt, less current portion	100,030	65,319
Deferred income taxes	7,944	8,263
Total liabilities	124,123	77,838

Commitments and contingencies

Stockholder's equity:
Common stock, $.01 par value; 3,000 shares authorized, issued and outstanding	$—	$—
Additional paid-in-capital	59,028	58,426
Accumulated deficit	(63,205)	(16,516)
Total stockholder’s equity	(4,177)	41,910
Total liabilities and stockholder’s equity	$119,946	$119,748
See notes to consolidated financial statements.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Consolidated Statements of Income
Years Ended December 31, 2021 and 2020
(In Thousands)

	2021	2020

Net sales	$65,882	$49,113

Cost of goods sold	25,729	21,230
Gross profit	40,153	27,883

Selling, general and administrative expenses	21,456	19,304
Income from operations	18,697	8,579

Interest expense	4,534	4,460
Income before income taxes	14,163	4,119

Income tax expense	2,310	454
Net income	$11,853	$3,665

See notes to consolidated financial statements.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholder’s (Deficit) Equity
Years Ended December 31, 2021 and 2020
(In Thousands, Except Share—Related Amounts)

	Common Stock
	Units	Amount	Additional Paid-In Capital	Accumulated (Deficit)	Total Stockholder’s (Deficit) Equity
Balance, December 31, 2019	3,000	$—	$58,012	$(20,181)	$37,831
Equity-based compensation expense	—	—	414	—	414
Net income	—	—	—	3,665	3,665
Balance, December 31, 2020	3,000	$—	$58,426	$(16,516)	$41,910
Dividends	—	—	—	(58,542)	(58,542)
Equity-based compensation expense	—	—	602	—	602
Net income	—	—	—	11,853	11,853
Balance, December 31, 2021	3,000	$—	$59,028	$(63,205)	$(4,177)

See notes to consolidated financial statements.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
Years Ended December 31, 2021 and 2020
(In Thousands)

	2021	2020
Cash flows from operating activities:
Net income	$11,853	$3,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,910	4,893
Deferred financing amortization	387	251
Allowance for bad debt expense	1	—
Deferred income taxes	(319)	1
Equity-based compensation expense	602	414
Changes in assets and liabilities affecting operating cash flows:
Accounts receivable	(158)	(509)
Other receivables	(252)	19
Inventories	(242)	724
Prepaid expenses and other current assets	(1,456)	638
Other assets	—	13
Accounts payable and accrued expenses	6,599	(3,334)
Net cash provided by operating activities	21,925	6,775

Cash flows from investing activities:
Capital expenditures	(258)	(118)
Net cash used in investing activities	(258)	(118)

Cash flows from financing activities:
Proceeds from term loan—credit agreement	47,000	—
Repayments of term loan—credit agreement	(12,185)	(4,210)
Net proceeds on revolving line of credit	5,500	(1,500)
Dividends	(58,542)	—
Deferred financing costs	(661)	—
Net cash used in financing activities	(18,888)	(5,710)

Net increase in cash	2,779	947

Cash
Beginning	4,167	3,220
Ending	$6,946	$4,167

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$4,122	$4,288
Taxes	$3,306	$346
See notes to consolidated financial statements.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 1.     Organization and Nature of Operations

PrimaLoft Technologies Holdings, Inc (Technologies) owns PrimaLoft, Inc. (PLI) (Technologies and PLI, including all foreign subsidiaries, are collectively referred to herein as the Company). The Company sells insulation, yarn and fabrics for outdoor clothing, gloves, footwear, sleeping bags and home furnishings. The Company has business segments in the United States, Germany, Italy and China through which it sells products manufactured by third parties according to proprietary specifications. A portion of income includes royalties which come from the licensing of intellectual property. PLI operations include, but are not limited to, sales, marketing, research and development, product quality control, procurement and finance. PLI has the following wholly owned subsidiaries: PrimaLoft GmbH, PL VAT Services S.r.l., and PrimaLoft Xiamen Trading Co., Ltd (Xiamen). These wholly owned subsidiaries help support sales recorded at PLI and Xiamen through a sales force, marketing campaigns and customer service centers. Technologies is a wholly owned subsidiary of VP PrimaLoft Holdings, LLC (VPPH).

Note 2.     Summary of Significant Accounting Policies

Basis of consolidation: The consolidated financial statements include the accounts of Technologies, and PLI and its wholly owned subsidiaries (PrimaLoft, GmbH, PL VAT Services, S.r.l. and PrimaLoft Xiamen Trading Co., Ltd). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Fair value of financial instruments: The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying value of the line of credit and current and long-term debt approximates fair value as the interest rates on these debt instruments approximate market rates available for similar maturities.

Cash: The Company maintains its cash accounts at financial institutions whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250 per depositor. The Company may have balances above this limit at various times during the years ended December 31, 2021 and 2020. As of December 31, 2021 and 2020, the Company held $3,653 and $1,512, respectively, in foreign bank accounts. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant credit risks on its cash balances.
Revenue recognition: The Company follows the provisions of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•Identify the contract with a customer

•Identify the performance obligations in the contract

•Determine the transaction price

•Allocate the transaction price to the performance obligations in the contract

•Recognize revenue when or as performance obligations are satisfied

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 2.     Summary of Significant Accounting Policies (Continued)

Revenue is recognized when control of the promised goods is transferred to the Company’s customers, in an amount that reflects the consideration it expects to realize in exchange for those goods. The Company reports amounts billed to customers related to shipping and handling as revenue and includes costs incurred for shipping and handling in cost of sales. Amounts received for unshipped merchandise are not recognized as revenue but rather they are recorded as customer deposits and are included in current liabilities.

Revenue-generating contracts are assessed to identify distinct performance obligations, allocating transaction prices to those performance obligations, and criteria for satisfaction of a performance obligation. The standard allows for recognition of revenue only when the Company have satisfied a performance obligation through transferring control of the promised good or service to a customer. Control, in this instance, may mean the ability to prevent other entities from directing the use of, and receiving benefit from, a good or service. The standard indicates that an entity must determine at contract inception whether it will transfer control of a promised good or service over time or satisfy the performance obligation at a point in time through analysis of the following criteria: (i) the entity has a present right to payment, (ii) the customer has legal title, (iii) the customer has physical possession, (iv) the customer has the significant risks and rewards of ownership and (v) the customer has accepted the asset. The Company assesses collectability based primarily on the customer’s payment history and on the creditworthiness of the customer. Overall, the adoption of the new standard did not significantly alter the Company’s methodology for recognition of revenue.

The following table presents revenues disaggregated by revenue source:

	2021	2020
Product revenue	$65,882	$48,649
Royalty revenue	—	464
	$65,882	$49,113

Performance obligations and contract estimates:

Product revenue: The Company’s revenue is primarily derived from the sale of insulation, yarn and fabrics for outdoor clothing, gloves, footwear, sleeping bags and home furnishings.

The Company recognizes product revenue at a point in time. Revenue is recognized when customers take control of the asset, which the Company has defined as the point in time at which the customer has the capability of full beneficial use of the asset per the contract. The Company has elected to treat all shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated product and not as a separate performance obligation. For certain contracts, transfer of control does not occur until the product is received by the customer.

When the Company’s contracts with customers contain multiple performance obligations, the contract transaction price is allocated on a relative standalone selling price basis to each performance obligation. The Company determines standalone selling price based on observable selling prices of its products.

Royalty revenue: Royalty revenue consists of agreements with customers to use the Company’s intellectual property in exchange for a sales-based royalty. The Company recognizes revenue when the related sales occur, which is consistent with the timing of when the performance obligation is satisfied.

Transaction price: The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and variable consideration such as early pay discounts and rights of return.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 2.     Summary of Significant Accounting Policies (Continued)

Net revenue includes gross revenue less sales discounts and product returns, which requires estimates for the portion of these allowances that have yet to be credited. The Company estimates these allowances using the expected value method, which is based upon historical rates.

The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Warranties: The Company generally provides limited-assurance-type warranties on its products. The warranty period extends for 90 days following transfer of control of the product. Historically, warranty claims have not resulted in material costs incurred. The Company does not consider these warranties to be performance obligations.

Contract balances: An advance deposit may be required based on the contract terms and conditions. Advance payments in excess of revenue recognized represent contract liabilities and are recorded when customers remit contractual cash payments in advance of the Company satisfying performance obligations under contractual arrangements. Advance payments are included in accounts payable and accrued expenses on the consolidated balance sheets. Contract liabilities are derecognized when revenue is recognized, and the performance obligation is satisfied. Contract liabilities as of December 31, 2021 and 2020, were $4,199 and $787, respectively.

Payment terms on invoiced amounts are typically 30-60 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing products and not to receive financing from or to provide financing to the customer.

The Company excludes from revenue sales taxes and other government-assessed and imposed taxes on revenue generating activities that are invoiced to customers.

Costs incurred to obtain a customer contract are not material to the Company. The Company elected to apply the practical expedient to not capitalize contract costs to obtain contracts with a duration of one year or less, which are expensed as incurred.

Accounts receivable: The Company has receivables that arise from credit sales and are carried at the original invoice amount, less an estimate made for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors relating to specific customers’ ability to pay and current economic trends.

Inventories: Inventories, consisting of raw materials and finished goods, are stated at the lower of cost as determined by the “first in, first out” method, or net realizable value. The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete.

Equity-based compensation: The Company accounts for equity-based compensation in accordance with ASC 718, Compensation—Stock Compensation, which requires all equity-based payments, including grants of incentive units, to be recognized over the vesting period in the consolidated statement of income as an operating expense, based on fair values of the award at the grant date. For equity-based compensation issued to employees with terms such that the award contains a performance target that can be achieved after the requisite service period, compensation cost is recognized in the period in which it becomes probable that the performance target will be achieved

Impairment of long-lived assets: Long-lived assets, consisting of property and equipment and intangible assets, are tested for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Determining the extent of impairment, if any, typically requires various estimates and assumptions, including cash flows directly attributable to the asset, the useful life of the asset and residual value, if any. When necessary, internal cash flow estimates, quoted market prices and appraisals are used as appropriate to determine fair value. The Company determined that no impairment of long-lived assets exists as of December 31, 2021 or 2020.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 2.     Summary of Significant Accounting Policies (Continued)

Goodwill: Goodwill represents the cost of acquired businesses in excess of the fair value of identifiable tangible and intangible net assets purchased. Goodwill is not amortized, rather, the Company evaluates goodwill for impairment on December 31 of each year in accordance with Accounting Standards Update (ASU) 2021-03 Accounting Alternative for Evaluating Triggering Events which was adopted in fiscal year 2020. The Company may elect to perform a qualitative assessment for its reporting unit to determine whether it is more likely than not that the fair value of the reporting unit is greater than its carrying value. If a qualitative assessment is not performed, or if, as a result of a qualitative assessment, it is not considered more likely than not that the fair value of a reporting unit exceeds its carrying value, then the reporting unit’s fair value is compared to its carrying value. Fair value is the price a market participant would pay for a reporting unit, and is generally estimated using discounted expected future cash flows from the Company’s operations. This evaluation is performed on a reporting unit basis. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. The excess of the fair value of a reporting unit over the amount assigned to its identifiable assets and liabilities is the implied fair value of goodwill. The Company performed a qualitative assessment at December 31, 2021, and a quantitative assessment at December 31, 2020. The Company concluded no goodwill impairment charges were required at December 31, 2021 or 2020.

Intangible assets: Intangible assets, other than goodwill, consist of a trade name, customer relationships, and technology. Such intangible assets are being amortized on a straight-line basis over their estimated useful lives or contractual terms of between eight to 20 years.

Deferred financing costs: The Company capitalizes financing costs and fees incurred relating to the procurement of its line of credit and term loan. These costs are amortized over the term of the respective debt agreements on a straight-line basis, which approximates the effective interest method.

Property and equipment: Property and equipment, which include furniture, fixtures and equipment, computer equipment and leasehold improvements, are carried at cost, less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over the lesser of their estimated useful lives or the length of the lease. Maintenance and repairs are charged to expense as incurred, and costs of major additions and betterments are capitalized.

Foreign currency translation: The functional currency of the Company’s foreign subsidiaries has been determined to be the U.S. dollar. Monetary assets and liabilities are remeasured using exchange rates as of the end of the pertinent period. Nonmonetary assets and liabilities are remeasured using historical exchange rates. Revenue and expenses are translated at the average rates of exchange prevailing during the period. Net foreign currency exchange gains or losses are included in selling, general and administrative expenses in the consolidated statements of income. Foreign currency transaction gains and losses, representing the difference between the exchange rate at the time of the transaction and the exchange rate at the time of payment or receipt, are included in selling, general and administrative expenses in the consolidated statements of income.

Advertising costs: Advertising costs are generally charged to operations in the period incurred and are included in selling, general and administrative expenses in the consolidated statements of income. Advertising costs totaled $277 and $227, for the years ended December 31, 2021 and 2020, respectively.

Income taxes: Technologies and PLI are taxed as C corporations and file U.S. federal income tax returns and tax returns in various state jurisdictions. PLI’s foreign-owned subsidiaries file income tax returns in their respective countries.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 2.     Summary of Significant Accounting Policies (Continued)

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and the tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited through the provision of a valuation allowance to amounts for which, in the opinion of management, realization is considered more likely than not in future periods.

The Company follows the guidance on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses derecognition, classification, interest and penalties on income taxes, and accounting in interim periods.

Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance.

Recent accounting pronouncements: In February 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations.

A modified retrospective transition approach is required. An entity may adopt the guidance either (1)retrospectively to each prior reporting period presented in the financial statements with a cumulative-effect adjustment recognized at the beginning of the earliest comparative period presented or (2) retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment.

The Company expects to adopt the guidance retrospectively at the beginning of the period of adoption, January 1, 2022, through a cumulative-effect adjustment, and will not apply the new standard to comparative periods presented. The new standard provides a number of practical expedients. Upon adoption, the Company expects to elect all the practical expedients available. ASC 842 is expected to impact the Company’s financial statements as the Company has certain operating lease arrangements for which it is the lessee.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 eliminates Step 2 of the goodwill impairment test, which requires determining the fair value of assets acquired or liabilities assumed in a business combination. Under the amendments in ASU 2017-04, a goodwill impairment test is performed by comparing the fair value of the reporting unit with its carrying amount.

An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual periods beginning after December 15, 2021. The adoption of this guidance by the Company is not expected to have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 2.     Summary of Significant Accounting Policies (Continued)

In July 2021, the FASB issued ASU 2021-07, Stock Compensation (Topic 718): Determining the Current Price of an Underlying Share for Equity-Classified Share-Based Awards (a consensus of the Private Company Council) to address the concerns from stakeholders about the cost and complexity of determining the fair value of equity-classified share-based awards for private companies. It specifically permits private companies to use 409A valuations prepared under U.S. Treasury regulations to estimate the fair value of certain awards under ASC 718. The update is effective for private companies in fiscal years starting after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2021-07 on its consolidated financial statements.
Note 3. Inventories
Inventories consist of the following at December 31:

	2021	2020
Raw materials	$726	$1,079
Finished goods	828	350
	1,554	1,429
Less reserve for obsolescence	(226)	(343)
	$1,328	$1,086
Note 4. Property and Equipment
Property and equipment consist of the following at December 31:

	2021	2020	Estimated Useful Life
Machinery and equipment	$919	$678	1-7 years
Computer equipment	231	202	1-5 years
Office furniture	84	96	1-7 years
Leasehold improvements	522	522	Lesser of the life of lease or estimated useful life
	1,756	1,498
Less: accumulated depreciation and amortization	(1,060)	(798)
	$696	$700

Depreciation and amortization expense for property and equipment was $262 and $242 for the years ended December 31, 2021 and 2020, respectively.
Note 5. Intangible Assets
Intangible assets other than goodwill consist of the following at December 31:

	2021	2020	Estimated Useful Life
Trade name	$16,200	$16,200	20 years
Customer relationships	34,900	34,900	15 years
Technology	12,100	12,100	8 years
	63,200	63,200
Less accumulated amortization	(19,759)	(15,111)
	$43,441	$48,089

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 5. Intangible Assets (Continued)

Amortization expense for intangible assets was $4,648 for both of the years ended December 31, 2021 and 2020. Future estimated amortization expense of intangible assets is as follows:

Years ending December 31:
2022	$4,648
2023	4,648
2024	4,648
2025	4,270
2026	3,137
Thereafter	22,090
$43,441
Note 6. Other Assets

The Company had $750 of advances to a third-party toll manufacturer for the purchase and installation of machinery necessary to produce certain products for the Company. During 2019, the Company assessed the recoverability of this balance and recorded a full allowance on this advance. On June 16, 2020, the Company entered into an agreement with the third-party toll manufacturer to recover $316, of which $65 is expected to be realized and collected at the time the machine is sold back to its original manufacturer with the remaining amount of $251 to be realized and earned as a discount on future orders manufactured by the third-party toll. In accordance with ASC 450, the Company will record these aforementioned amounts when the amounts are determined to be realized. The Company recognized $176 in the accompanying consolidated statement of income during the year ended December 31, 2021. No amounts were recorded in the accompanying consolidated statement of income during 2020.
Note 7. Long-Term Debt and Line of Credit

On August 13, 2021, and December 21, 2021, the Company entered into amendments four and five, respectively (2021 Amendments) to its existing credit agreement. The 2021 Amendments increased its term loan by $47,000, of which $37,000 related to amendment four and $10,000 related to amendment five. The revolving line of credit remained unchanged with a borrowing capacity of $11,000.

The new term loan required quarterly principal payments of approximately $118, beginning March 31, 2022, with a final payment, including all unpaid principal, unpaid and accrued interest and fees, due October 5, 2025. The Company was required to remit excess cash flow, as defined, within 125 days after the end of each fiscal year commencing with the year ended December 31, 2022. The Company utilized the proceeds of the 2021 Amendments to make distributions to the unit holders of VPPH.

In connection with entering into the 2021 Amendments, the Company incurred various lender and third party costs of $661, which are being amortized over the term of the Amended Agreement. Amortization expense of these costs and prior financing costs amounted to $351 and $212, for the years ended December 31, 2021 and 2020, respectively, and is included in interest expense in the accompanying statements of income.

The revolving line of credit was payable in full on October 5, 2025. The Company had an outstanding balance on the line of credit of $5,500 as of December 31, 2021. The Company had no outstanding balance on the line of credit of at December 31, 2020. Amortization expense relating to the deferred financing costs attributable to the revolving line of credit was $36 and $39 for the years ended December 31, 2021 and 2020, respectively.

The term loan and revolving line of credit beared interest at the greater of the one-month London Interbank Offered Rate (LIBOR) or 1.00%, plus the applicable margin, as defined, of 4.50%. A fee of 0.50% is payable for any unused balance on the revolving line of credit.

The Amended Agreement is collateralized by substantially all the assets of the Company and contains various financial and nonfinancial covenants.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 7. Long-Term Debt and Line of Credit (Continued)

The remaining balance of the term loan was subsequently paid off in connection with the acquisition. (See Note 13).

Long-term debt consists of the following at December 31:

	2021	2020
Outstanding term loans	$101,605	$66,790
Less unamortized deferred financing cost, net	1,105	795
Total debt less unamortized deferred financing costs	100,500	65,995
Less current maturities	470	676
Long-term debt, net of current maturities	100,030	65,319

Future principal payments for long-term debt are as follows as of December 31, 2021:

Years ending December 31:
2022	$470
2023	470
2024	470
2025	100,195
$101,605

In July 2017, the U.K.’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. If future rates based upon the successor reference rate or a new method of calculating LIBOR are higher than LIBOR rates as currently determined, it may have an adverse effect on Company’s business operations, financial condition and/or cash flows. On the other hand, if future rates based upon the successor reference rate (or a new method of calculating LIBOR) are lower than LIBOR rates as currently determined, the lenders under such credit agreements may seek amendments to increase the applicable interest rate margins or invoke their right to require the use of the alternate base rate in place of LIBOR, which could result in an increase to the Company’s interest expense.
Note 8. Income Taxes
The Company’s provision for income tax is as follows for the years ended December 31:

	2021	2020
Current tax expense (benefit)
Federal	$1,198	$(92)
State and local	18	13
Foreign	1,413	532
Total current tax expense	2,629	453
Deferred tax expense (benefit)
Federal	(290)	51
State and local	(29)	(50)
Total deferred tax expense (benefit)	(319)	1
Income tax expense	$2,310	$454

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 8. Income Taxes (Continued)

Significant components of the Company’s deferred income tax assets (liabilities) are as follows at December 31:

	2021	2020
Deferred tax assets:
Accounts receivable	$14	$14
Inventories	84	73
Deferred rent	1	54
Accrued expenses	109	58
Other	30	73
Total deferred tax assets	238	272
Deferred tax liabilities:
Amortization of goodwill and intangible assets and transaction costs	(8,067)	(8,437)
Depreciation and amortization of property and equipment	(89)	(90)
Other	(26)	(8)
Total deferred tax liabilities	(8,182)	(8,535)
Net deferred income taxes	$(7,944)	$(8,263)
Note 9. Equity-based Compensation

Incentive Units: VPPH entered into agreements with key members of the Company’s management to grant each member a predetermined amount of VPPH incentive units that vest on each anniversary of the agreement. The Incentive Units vest over a five-year period. The Company recorded $602 and $414 of equity-based compensation for the years ended December 31, 2021 and 2020, respectively, relating to the Incentive Units. As of December 31, 2021, there was $1,427 of unrecognized equity-based compensation.

For awards granted in 2021, the Company used the Probability-Weighted Expected Return Method (PWERM), whereby the value of the units were estimated based upon the analysis of future values for the Company assuming various possible future liquidity events such as a sale, merger or initial public offering (IPO). Unit value was based upon the probability-weighted present value of an expected exit earnings before interest, taxes, depreciation and amortization (EBITDA) multiple, considering each of the possible future events, as well as the rights and preferences of each unit class.

The PWERM was selected due to the established nature of the Company, the prospect of an exit via a sale, merger or IPO, and the Company’s ability to reasonably forecast financial performance.

The material assumptions involved to estimate the fair value of the Company’s units utilizing PWERM are the estimated timeline to liquidity, expected EBITDA multiple at the time of a liquidity, the Company’s financial position, including cash on hand, the Company’s historical and forecasted performance and operating results, and a discount for lack of marketability.

A significant change to these estimates could materially affect the Company’s operating results. Compensation expense for Incentive Units is recognized on a straight-line basis over the vesting period.

Incentive Unit holders have no right to vote their incentive units on any matter submitted to the holders of units for vote, consent or approval.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

Note 9. Equity-based Compensation (continued)

As of December 31, 2021, there are 174,800 Incentive Units available for future awards.

Outstanding Incentive Units as of December 31, 2019	2,830,000
Incentive Units Granted	—
Incentive Units Forfeited	(284,800)
Outstanding Incentive Units as of December 31, 2020	2,545,200
Incentive Units Granted	320,000
Incentive Units Forfeited	(40,000)
Outstanding Incentive Units as of December 31, 2021	2,825,200

Prosperity Units: During the year ended December 31, 2021, VPPH entered into Prosperity Unit Agreements with employees of the Company. The Prosperity Unit holders have no right to vote on any matters submitted to the holders of units for vote, consent, or approval. These awards vest upon a change of control as defined by the plan agreement. Based on this, the Prosperity Units are performance-based shares in accordance with ASC 718 whereby no compensation expense is recorded until the achievement of the performance hurdle is deemed probable. There was no compensation expense recorded for the year ended December 31, 2021. Under the plan 300,000 units were authorized. As of December 31, 2021, 217,100 units were outstanding. There were no forfeitures during the year ended December 31, 2021. The fair value of each unit issued under the Prosperity Plan is estimated on the date of grant using PWERM. The estimated grant date fair value of the units granted in 2021 was approximately $300.
Note 10. Retirement/Savings Plan

The Company has an employee retirement/savings plan that covers all full-time employees. The Company’s contribution to the plan, as determined by the board of directors, is up to a 4% match of the employee’s contribution. For the years ending December 31, 2021 and 2020, the Company contributed $117 and $61, respectively.
Note 11. Commitments and Contingencies

Leases: The Company has a lease for office space expiring in February 2024. The Company also has other various operating leases relating to automobiles, and an office lease relating to two of the Company’s foreign subsidiaries.

Minimum annual payments under these leases are as follows at December 31:

2022	$457
2023	402
2024	126
$985

Litigation: The Company is subject to certain legal proceedings, claims and disputes which arise in the ordinary course of business. Although the outcome of these matters cannot be predicted with any certainty, the opinion of management is that these matters will not have a material adverse effect on the Company’s financial position and results of operations.
Note 12. Related-Party Transaction

PLI has entered into a management agreement with an advisor (Advisor), which is a related party. The management agreement provides for ongoing strategic, organizational, business, management, technical and financial advisory services for which PLI pays the Advisor a fee equal to the greater of $125 per quarter or 2.5% of PLI’s estimated EBITDA, as defined.

Advisory service fees were $625 and $500 for the years ended December 31, 2021 and 2020, respectively, which is included in selling, general and administrative expenses in the consolidated statements of income.

PrimaLoft Technologies Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
(In Thousands Except Share—Related Amounts)

This agreement was terminated at the time of the acquisition. (See Note 13)
Note 13. Subsequent Events

The Company evaluated events occurring after the date of the consolidated financial statements to consider whether or not the impact of such events needs to be reflected or disclosed in the financial statements. Such evaluation is performed through the date the consolidated financial statements are available for issuance, which was September 22, 2022, for these consolidated financial statements.

On July 12, 2022, the Company was acquired by Compass Diversified Holdings for approximately $530,000.